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EXHIBIT 21.1

GSI LUMONICS INC.
Subsidiaries as of December 31, 2004


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DIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.        LOCATION
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
GSI Lumonics Corporation                                    US
GSI Lumonics Limited                                        UK
GSI Lumonics Japan KK                                       Japan
GSI Lumonics GmbH                                           Germany
Lumonics Systems (S) Pte. Ltd.                              Singapore
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INDIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.
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
GSI Lumonics Asia Pacific Ltd.                              Hong Kong
General Scanning VI Export Corp. -FSC                       US
GSI Lumonics SARL                                           France
Westwind Air Bearings Limited                               UK
Westwind Air Bearings (Suzhou) Co., Ltd                     People's Republic of China
MicroE Systems Corp.                                        US
MicroE Systems International, Inc.                          US
General Scanning Securities Corp.                           US
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